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                                                                       Exhibit 5


                           WEIL, GOTSHAL & MANGES LLP
                      767 FIFTH AVENUE NEW YORK, NY 10153
                                 (212) 310-8000





                                          July 31, 1998



Global Health Sciences, Inc.
987 North Enterprise Street
Orange, California 92867

          Re:      Global Health Sciences, Inc.
                   Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as counsel to Global Health Sciences, Inc. (the "Company"), Global Health Sub, Inc. ("Global Sub"), Raven Industries, Inc. ("Raven"), Dynamic Products Inc. ("Dynamic"), West Coast Sales ("West Coast") and D&F Industries, Inc., each a California corporation ("D&F", and together with Global Sub, Raven, Dynamic and West Coast, the "Subsidiary Guarantors"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, File No. 333-52539 (as amended through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to $225,000,000 in aggregate principal amount at maturity of the Company's 11% Senior Notes due 2008 (the "Notes") and the accompanying Guarantees (the "Guarantees", and together with the Notes, the "Securities") of the Subsidiary Guarantors.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture (the "Indenture") dated as of April 23, 1998 between the Company, the Subsidiary Guarantors and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"), pursuant to which the Securities will be issued, the form of the Securities included as Exhibits 4.2 and 4.4 to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certifi-



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Global Health Sciences, Inc.
July 31, 1998
Page 2



cates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and Subsidiary Guarantors.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Securities are duly authorized, and, when duly executed on behalf of the Company and the Subsidiary Guarantors and when the Notes are authenticated by the Trustee, and when the Securities are delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  The opinion herein is limited to the laws of the State of New York, the corporate laws of the State of California and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.



                                        Very truly yours,


                                        /s/ Weil, Gotshal & Manges LLP